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Exhibit 21

Subsidiaries of the Company

        Set forth below is information concerning the Company's (MRG) subsidiaries and their respective ownership.

Name	Jurisdiction and Form	Percentage of Ownership
Circus Circus Casinos, Inc.(1)	Nevada corporation	100% MRG
Slots-A-Fun, Inc.(2)	Nevada corporation	100% MRG
Edgewater Hotel Corporation(3)	Nevada corporation	100% MRG
Colorado Belle Corp.(4)	Nevada corporation	100% MRG
New Castle Corp.(5)	Nevada corporation	100% MRG
Ramparts, Inc.(6)	Nevada corporation	100% MRG
Circus Circus Mississippi, Inc.(7)	Mississippi corporation	100% MRG
Mandalay Corp.(8)	Nevada corporation	100% MRG
Mandalay Development	Nevada corporation	100% MRG
Ramparts International ("RI")	Nevada corporation	100% MRG
Galleon, Inc.("GI")	Nevada corporation	100% MRG
M.S.E. Investments, Incorporated ("MSE")	Nevada corporation	100% MRG
Last Chance Investments, Incorporated ("LCI")	Nevada corporation	100% MRG
Goldstrike Investments, Incorporated ("GSI")	Nevada corporation	100% MRG
Diamond Gold, Inc. ("DGI")	Nevada corporation	100% MRG
Oasis Development Company, Inc. ("ODC")	Nevada corporation	100% MRG
Circus Circus Michigan, Inc.("CCM")	Michigan corporation	100% MRG
Mandalay Place	Nevada corporation	100% MRG
Railroad Pass Investment Group ("RPIG")(9)	Nevada partnership	70% MSE
20% LCI
10% GSI
Jean Development Company ("JDC")(10)	Nevada partnership	40% MSE
40% LCI
20% GSI
Jean Development West ("JDW")(11)	Nevada partnership	40% MSE
40% LCI
12% GSI
8% DGI
Gold Strike Fuel Company	Nevada partnership	16 2/3% MSE
16 2/3% LCI
16 2/3% GSI
50% ODC
Jean Fuel Company West	Nevada partnership	40% MSE
40% LCI
12% GSI
8% ODC
Nevada Landing Partnership ("NLP")	Illinois partnership	40% MSE
40% LCI
5% GSI
15% DGI
Gold Strike L.V. ("GSLV")	Nevada partnership	52% MSE

39% LCI
6.5% GSI
2.5% DGI
Other Interests:
Circus and Eldorado Joint Venture	Nevada partnership	50% GI
Detroit Entertainment, L.L.C.	Michigan limited liability company	53.5% CCM
Elgin Riverboat Resort	Illinois partnership	50% NLP
Victoria Partners	Nevada partnership	50% GSLV

(1)
Doing business as Circus Circus Hotel and Casino-Las Vegas and Circus Circus Hotel and Casino-Reno.
(2)
Doing business as Slots-A-Fun Casino.
(3)
Doing business as Edgewater Hotel and Casino.
(4)
Doing business as Colorado Belle Hotel and Casino.
(5)
Doing business as Excalibur Hotel and Casino.
(6)
Doing business as Luxor Hotel and Casino.
(7)
Doing business as Gold Strike Casino Resort.
(8)
Doing business as Mandalay Bay Resort and Casino
(9)
Doing business as Railroad Pass Hotel and Casino.
(10)
Doing business as Gold Strike Hotel and Gambling Hall.
(11)
Doing business as Nevada Landing Hotel and Casino.

Note:	We have omitted subsidiaries which, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary at the end of the year covered by this report, as defined in Rule 1-02 (w) of Regulation S-X.

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Subsidiaries of the Company